Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Kellogg Company Pringles Savings and Investment Plan
Battle Creek, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-189638) of Kellogg Company of our report dated June 14, 2023, relating to the financial statements and supplemental schedule of Kellogg Company Pringles Savings & Investment Plan which appear in this Form 11-K for the year ended December 31, 2022.

/s/ BDO USA, LLP

Grand Rapids, Michigan
June 14, 2023